EXHIBIT 10.2(f)

             FOURTH AMENDMENT and LIMITED TERM WAIVER
                    dated as of March 31, 1997
                                to
                   LOAN AND SECURITY AGREEMENT
                    dated as of June 28, 1996


     This FOURTH AMENDMENT and LIMITED TERM WAIVER to LOAN AND SECURITY AGREEMENT dated as of March 31, 1997 (this "Amendment") is made by VENTURE STORES, INC., a Delaware corporation (the "Borrower"), the financial institutions named on the signature pages of this Amendment as "Lenders" and BANKAMERICA BUSINESS CREDIT, INC., as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein but not defined herein shall have the meanings provided in the Loan Agreement referred to below.

                       W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and the Agent are parties to a Loan and Security Agreement dated as of June 28, 1996, as amended by the First Amendment thereto dated October 15, 1996, the Second Amendment thereto dated January 8, 1997, and the Third Amendment thereto dated January 28, 1997 (the "Loan Agreement");

     WHEREAS, the Borrower, the Lenders and the Agent have agreed to amend the Loan Agreement, and the Lenders and the Agent have agreed to temporarily waive the Borrower's failure to comply with certain provisions of the Loan Agreement, in each case, on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

     Section 1. Amendments to Loan Agreement. Subject to the fulfillment of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

     (a) the definition of "Borrowing Base" found in
     Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          " 'Borrowing Base' means:

          (a) from April 1, 1997 to April 30, 1997, the greater of (x) the sum of (i) 57.1% of the amount of Eligible Inventory at such time, minus (ii) the advertising load and transfer freight relating to inventory reflected on the books of the Borrower at such time and at all other times, minus (iii) the Special
          Reserve and (y) the sum of (i) 54.28% of the amount of Eligible Inventory at such time, minus (ii) the advertising load and transfer freight relating to inventory reflected on the books of the Borrower at such time; and

          (b) at all other times, the sum of (i) the lesser of (1) 60% and (2) the GOB Percentage, of the amount of Eligible Inventory at such time, minus (ii) the advertising load and transfer freight relating to inventory reflected on the books of the Borrower at such time."

     (b) Section 1.1 of the Loan Agreement is hereby further amended to insert the following new definition in appropriate alphabetical order therein:

          " 'Special Reserve' means, at any time, an amount equal to $40,000,000 minus 7.9% of the amount of Eligible Inventory at such time."

     Section 2. Waiver. Each of the Lenders and the Agent, upon the effectiveness of this Amendment pursuant to Section 3 below, hereby waives the Borrower's failure to:

     (a) deliver the unaudited financial statements for the month of January 1997 (the "January Financials") required to be delivered by March 2, 1997 pursuant to
     Section 6.2(c) of the Loan Agreement;

     (b) maintain a Fixed Charge Coverage Ratio of 0.3 to 1 for the three fiscal quarter period ending nearest January 31, 1997 as required by Section 8.21 of the Loan Agreement;
     and

     (c) maintain a Fixed Charge Coverage Ratio of 1.0 to 1 for the nine-month fiscal period ending nearest February 28, 1997 as required by Section 8.21 of the Loan Agreement,

provided, that the waivers contained in clauses 2(b) and 2(c) above shall only remain in effect until the earliest and (i) April 30, 1997, (ii) the date on which the "Commitment Letter" (as defined below) shall either expire or otherwise terminate, and (iii) any other Event of Default shall occur under the Loan Agreement, at which time, unless the Borrower shall have paid all Obligations under the Loan Agreement in full, an Event of Default shall have occurred and be continuing as a result of the termination of the foregoing waivers (in addition, in the case of item (iii) above, to any other Events of Default which may occur) and the Agent and the Lenders shall have the right to exercise all rights and remedies available to them under the Loan Agreement in respect of such Event of Default. The Borrower hereby agrees that it shall immediately notify the Agent if the Commitment Letter shall expire or otherwise terminate.

     Section 3. Condition Precedent. This amendment shall become effective upon the date first above-written upon the receipt by the Agent of:

     (a) signed counterparts of this Amendment executed by the Majority Lenders and the Borrower;

     (b) the January Financials together with those unaudited financials for the month of February 1997 which are required pursuant to Section 6.2(c) of the Loan Agreement; and

     (c) a waiver fee, for the account of the Lenders, in accordance with their respective Pro Rata Shares, in the amount of $250,000.

Notwithstanding anything herein to the contrary, in the event the conditions to effectiveness set forth in this Section 3 are not either satisfied or waived in writing by the Majority Lenders prior to 5:00 p.m. (Chicago time) on March 31, 1997, then this Amendment shall be of no force and effect.

     Section 4. Representations and Warranties. The Borrower hereby represents and warrants that (i) the representations and warranties contained in the Loan Agreement are correct in all material respects as though made on and as of the date of this Amendment, other than any such representation or warranty which relates to a specified prior date, (ii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (iii) attached hereto as Exhibit A is a true, correct and complete copy of the commitment letter provided to the Borrower on March 27, 1997, by BT Commercial Corporation (the "Commitment Letter") and such Commitment Letter has been duly accepted and agreed to by the Borrower and all of the conditions precedent to the effectiveness of the Commitment Letter have been satisfied.

     Section 5. Effect on the Loan Agreement. Except as specifically set forth above, (i) the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed; and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement or of any Default or Event of Default in existence on the date of this Amendment.

     Section 6. Release. In further consideration of the Lenders' and the Agent's execution of this Amendment, the Borrower hereby releases the Lenders, the Agent and their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that the Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date hereof with respect to the Obligations, any Collateral, the Loan Documents and any third parties liable in whole or in part for the Obligations. For purposes of the release contained in this paragraph, the term "Borrower" shall mean and include such party's successors and assigns, including, without limitation, any trustees acting on behalf of such party and any debtor-in-possession in respect of such party.

     Section 7. Execution in Counterparts. This amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Illinois.

     Section 9. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.




     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.



                            VENTURE STORES, INC.

                            By: /s/ Russell Solt
                            Title: Executive V.P.



                            BANKAMERICA BUSINESS CREDIT, INC.,
                            as Agent and as a Lender

                            By: /s/ Gregory Eck
                                Vice President



                            GENERAL ELECTRIC CAPITAL CORPORATION,
                            as a Lender

                            By: /s/ Timothy S. Van Kirk
                                Vice President



                            CONGRESS FINANCIAL CORPORATION,
                            as a Lender

                            By: /s/ Thomas C. Lannon
                                Vice President



                            THE CIT GROUP/BUSINESS CREDIT, INC.,
                            as a Lender

                            By: /s/ Kevin Y. Caragay
                                Assistant Secretary



                            LASALLE BUSINESS CREDIT, INC.,
                            as a Lender

                            By: /s/ Jeffrey J. Podwika
                                Asset Based Lending Officer